UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 11, 2012 (June 7, 2012)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of matters to a vote of Security Holders.

On June 7, 2012, NeurogesX, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

The two directors nominated by the Company for re-election and listed below were elected to serve until the Company’s 2015 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The votes on this matter were as follows:

Director Name	Votes for	Withheld	Broker non-vote
Gary A. Lyons	15,085,528	3,752,108	4,345,398
Robert T. Nelsen	15,003,116	3,834,520	4,345,398

The proposal to ratify the selection of Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 was approved by the Company’s stockholders. The votes on this matter were as follows:

Votes for	Against	Withheld	Broker non-vote
22,990,467	157,587	34,980	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: June 11, 2012	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer
Chief Financial Officer